Second Amendment to Employment Agreement

        This Second Amendment to Employment Agreement is made effective on the 2nd day of May, 2007, between Coeur d’Alene Mines Corporation (“Company”), and Dennis E. Wheeler (“Wheeler”).

        Whereas, the parties executed an Employment Agreement dated September 17, 2002 (the “Employment Agreement”), and

        Whereas, the parties executed a First Amendment to that Employment Agreement on March 30, 2006 which extended the term and re-stated the base compensation of Wheeler, and

        Whereas, the parties desire to further modify the term of that Employment Agreement as set forth below;

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained to be kept and performed by the parties hereto, the parties agree as follows:

1.     Term of Employment. The Employment Agreement shall be further amended in Section 2 to read that the term of employment shall be a set term, ending on the date of the Company’s Annual Shareholder’s meeting in May 2010 as duly set by the Board of Directors with no automatic extensions or renewals thereto.

All other provisions in the Employment Agreement as amended remain unchanged and all defined terms are hereby incorporated by reference.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the day and year first written above.

Coeur d' Alene Mines Corporation

By __________________________________________
J. Kenneth Thompson- Chair
Compensation Committee of the Board of Directors

_____________________________________________
Dennis E. Wheeler